Exhibit 99.1

[Answerthink Logo Appears Here]

PRESS RELEASE

Contact:

Grant Fitzwilliam, CFO – (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Announces

First Quarter Results

•	Revenues and EPS in line with guidance
•	The Hackett Group quarterly sequential revenue growth at 10%

Miami, FL – May 1, 2007 – Answerthink, Inc. (NASDAQ: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the first quarter, which ended March 30, 2007.

First quarter revenue was $39.9 million, a 20% decrease from the same period in 2006, primarily as a result of the Company’s exit from its Lawson and SAP staff augmentation contracts. Diluted loss per share was $0.05 compared to diluted loss per share of $0.14 in the first quarter of 2006. Pro forma diluted loss per share was $0.01, compared to pro forma diluted earnings per share of $0.04 in the first quarter of 2006. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

The Company’s cash balances, including restricted cash, increased to $24.2 million at the end of the first quarter of 2007 from $20.2 million at the end of the fourth quarter of 2006. The increase was primarily driven by a sequential decrease in DSO of 16%. During the quarter, the Company did not repurchase any shares of the Company’s common stock. As of the end of the first quarter of 2007, $6.1 million remained available under the Company’s share repurchase program authorization.

“Based on the number of large deals sold in the quarter and the momentum it provides heading into the second quarter, we expect sequential growth to favorably impact results,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “This momentum, coupled with the record attendance of nearly 450 delegates at our U.S. Best Practice Conference, appears to indicate that clients are positively responding to our best practice intelligence and the various ways we make it available to them.”

Based on the current economic outlook, the Company estimates total revenues for the second quarter of 2007 to be in the range of $42 million to $44 million. The Company also estimates pro forma diluted earnings per share to be in the range of $0.02 to $0.04.

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Other Highlights

Hackett Best Practices Conference – On April 27th and 28th, The Hackett Group previewed the findings from its 2007 Book of Numbers™ research to a record attendance of nearly 500 delegates at its 17th Annual Best Practices Conference, “Leveraging Synergies: Myth or Reality.” The two-day invitation-only event featured presentations by senior executives from 24 of the world’s most successful companies including: Honeywell, Abercrombie & Fitch, Citigroup, Georgia-Pacific, Dupont, and Unilever.

European Finance Shared Services Study – New Book of Numbers research from The Hackett Group found that finance shared services organizations (SSOs) have now become a proven and standard approach for most European companies, helping to cut the cost of finance operations by over 20% while enabling them to improve quality, productivity, and customer service by up to 40%. Hackett’s research also predicted that the use of offshore SSOs by European companies will expand significantly over the next two years.

SAP Awards – Answerthink was named an SAP All-in-One Partner of the Year by SAP America, in recognition of the Company’s sales and implementation efforts with small and midsize enterprises (SMEs).

State Finance Awards – The National Association of State Auditors, Comptrollers and Treasurers (NASACT), The Hackett Group, and Accenture jointly named three states – Colorado, Massachusetts, and Mississippi – as winners of NASACT Benchmark Achievement Awards for achieving top-quartile effectiveness in finance operations. The awards were based on the results of finance benchmarks performed by The Hackett Group.

Representative Client Engagements

Finance Transformation for European Automotive OEM – This global company selected Hackett for a global finance benchmark and transformation effort designed to identify sustainable process improvement opportunities as part of a broad cost-cutting initiative. As part of the contract, the company has also become a member of Hackett’s Enterprise Performance Management Executive Advisory Program.

Customer-to-Cash Optimization Pilot for a Global Paper and Packaging Company – This company retained REL for a customer-to-cash design and implementation pilot covering four business units. The company’s goal is to improve overall cash flow and reduce Days Sales Outstanding. REL’s work will include definition of company-wide customer-to-cash policies, development of a quick win program to reduce receivable balances, design and implementation of performance metrics, optimization of dispute management processes, and cross-functional staff training.

Hyperion Implementation for Managed Health Care Provider – This company selected Answerthink for a comprehensive implementation of Hyperion Financial Management

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and Planning systems. The new system, which will interface with the company’s SAP solution, is designed to offer new levels of visibility into how to optimize pricing for their offerings to the market.

Oracle/PeopleSoft Implementation for U.S. Credit Card Issuer – Answerthink was selected by one of the fastest growing credit card issuers in the United States to assist them with their Oracle/PeopleSoft Enterprise Application implementation. Answerthink will utilize its Best Practices Implementation tools and methodology to assist this company in expanding the footprint of their existing Oracle/PeopleSoft systems into their Budget and Planning, Procurement, and Staffing Service processes.

At 5:00 P.M. ET on Tuesday, May 1, 2007, the senior management of Answerthink, Inc. will host a conference call to discuss first quarter earnings results for the period ending March 30, 2007.

The number for the conference call is 888-324-2912, (Passcode: First Quarter, Leader: Ted A. Fernandez). For International callers, please dial 210-234-0003.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 1, 2007 and will run through 5:00 P.M. ET on Tuesday, May 15, 2007. To access the rebroadcast, please dial 866-452-2104. For International callers, please dial 203-369-1210.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 1, 2007 and will run through 5:00 P.M. ET on Tuesday, May 15, 2007. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group, a strategic advisory firm, is a global leader in best practice research, benchmarking, and business transformation services that enable world-class performance across selling, general & administrative (SG&A) and supply chain activities. Hackett provides strategic insight, best practice advice and implementation services grounded in performance metrics obtained through 15 years and 3,500 benchmark studies at 2,100 of the world’s leading companies. Through its sister company REL, a world leader in implementing cash flow improvement, Hackett also offers tailored solutions that generate cash flow from operations in addition to process cost savings.

Executives use Hackett’s unique, empirically-based approach to prioritize initiatives, execute faster, reduce risk and deliver sustainable results. Our clients comprise 97 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 50 percent of the FTSE 100.

About REL

REL is a world leading consulting firm dedicated to delivering sustainable cash flow improvement across business operations. REL’s tailored solutions balance client trade-offs between working capital, operating costs and service performance. REL’s expertise has helped clients free up billions of dollars/euros/pounds in cash, creating the financial freedom to fund acquisitions, pension liabilities, product development, debt reduction and share buy-back programs. In-depth process expertise, analytical rigor, and collaborative client relationships enable REL to deliver an exceptional return on investment in a short timeframe. REL has delivered work in over 60 countries for the Global 2000.

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This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the

Page 5—Answerthink Announces First Quarter Results

forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 30, 2007	March 31, 2006
Revenues:
Revenues before reimbursements	$36,161	$44,896
Reimbursements	3,716	4,935

Total revenues	39,877	49,831

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	21,516	26,464
(includes $264 and $220 of stock compensation expense in the quarters ended March 30, 2007 and March 31, 2006, respectively)
Reimbursable expenses	3,716	4,935

Total cost of service	25,232	31,399

Selling, general and administrative costs	17,504	17,791
(includes $744 and $856 of stock compensation expense in the quarters ended March 30, 2007 and March 31, 2006, respectively)
Restructuring costs	—	6,313
Loss from misappropriation, net of collections	(350)	279

Total costs and operating expenses	42,386	55,782

Loss from operations	(2,509)	(5,951)
Other income (expense):
Interest income	240	189
Interest expense	(2)	(106)

Loss before income taxes	(2,271)	(5,868)
Income tax expense	67	365

Net loss	$(2,338)	$(6,233)

Basic net loss per common share:
Net loss per common share	$(0.05)	$(0.14)
Weighted average common shares outstanding	44,778	44,518

Diluted net loss per common share (1):
Net loss per common share	$(0.05)	$(0.14)
Weighted average common and common equivalent shares outstanding	44,778	44,518

Pro forma data (2):
Loss before income taxes	$(2,271)	$(5,868)
Restructuring costs	—	6,313
Stock compensation expense	1,008	1,076
Amortization of intangible assets	364	969
Professional fees related to the loss from misappropriation	183	—
Loss from misappropriation, net of collections	(350)	279

Pro forma income (loss) before income taxes	(1,066)	2,769
Pro forma income tax expense (benefit)	(427)	1,108

Pro forma net income (loss)	$(639)	$1,661

Pro forma basic net income (loss) per common share	$(0.01)	$0.04
Weighted average common shares outstanding	44,778	44,518
Pro forma diluted net income (loss) per common share	$(0.01)	$0.04
Weighted average common and common equivalent shares outstanding	44,778	46,551

(1)	Potentially diluted shares were excluded from the diluted loss per share calculations for the quarters ended March 30, 2007 and March 31, 2006 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation, restructuring charges, loss from misappropriation, net of collections and professional fees related to the loss from misappropriation, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 30, 2007	December 29, 2006

ASSETS
Current assets:
Cash and cash equivalents	$23,624	$19,585
Accounts receivable and unbilled revenue, net	31,106	35,818
Prepaid expenses and other current assets	1,615	1,137

Total current assets	56,345	56,540

Restricted cash	600	600
Property and equipment, net	4,837	5,183
Other assets	3,492	3,870
Goodwill	66,826	66,652

Total assets	$132,100	$132,845

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,567	$5,427
Accrued expenses and other liabilities	26,971	24,352

Total current liabilities	31,538	29,779
Accrued expenses and other liabilities, non-current	4,260	4,611

Total liabilities	35,798	34,390

Shareholders’ equity	96,302	98,455

Total liabilities and shareholders’ equity	$132,100	$132,845

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	March 30, 2007	December 29, 2006	March 31, 2006
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Business Transformation (4) (7)	$19,303	$17,333	$22,977
Membership Advisory Programs (5)	3,613	3,481	2,236

Total The Hackett Group	22,916	20,814	25,213
Best Practice Solutions (6) (7)	16,961	17,362	24,618

Total Revenues	$39,877	$38,176	$49,831

Revenue Concentration:
(% of total revenues)

Top customer	3%	3%	6%
Top 5 customers	13%	11%	21%
Top 10 customers	23%	19%	32%

Key Metrics and Other Financial Data:
The Hackett Group revenue per professional (in thousands) (7)	$345	$322	$350
Membership Advisory—Annualized Contract Value (3)	$14,412	$13,881	$9,911
Best Practice Solutions consultant utilization rate (7)	63%	60%	76%
Best Practice Solutions gross billing rate per hour (7)	$171	$161	$150
Consultant headcount (7)	563	584	670
Total headcount (7)	770	801	856
Days sales outstanding (DSO)	71	85	76
Cash provided by (used in) operating activities (in thousands)	$4,209	$(703)	$(2,786)
Depreciation and amortization (in thousands)	$900	$1,000	$1,640

Share Repurchase Program:
Shares purchased since inception (in thousands)	7,158	7,158	6,534
Cost of shares repurchased since inception (in thousands)	$23,867	$23,867	$22,119
Average per share cost of shares purchased since inception	$3.33	$3.33	$3.39
Remaining authorization (in thousands)	$6,133	$6,133	$7,881

(3)	We define “Annualized Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(4)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization's ability to improve performance at a process level and to identify and compare business practices utilized and compare to best practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.

(5)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics and best practices research and advice.

(6)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.

(7)	Certain items in quarter ended December 29, 2006 and March 31, 2006 have been reclassified to conform with the March 30, 2007 presentation.

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